AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (“Amendment”) dated as of July 5, 2011 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Advisors, Inc. (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust and Adviser are parties to that certain Investment Advisory Agreement dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Advisory Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington Disciplined Equity Fund, which is scheduled to commence operations on or about July 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Schedule A to the Advisory Agreement is hereby amended to include the Huntington Disciplined Equity Fund, as set forth in EXHIBIT A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET ADVISERS, INC.

By:	/s/ Michelle Forgach
Name:	Michelle Forgach
Title:	Chief Compliance Officer

THE HUNTINGTON FUNDS

By:	/s/ Jeffrey Young
Name:	Jeffrey Young
Title:	Chief Executive Officer

EXHIBIT A

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND

HUNTINGTON ASSET ADVISORS, INC.

Amended as of July 5, 2011

Fund Name	Compensation	Date

Huntington Disciplined Equity Fund	Annual rate of sixty one hundredths of one percent (0.60%) of the Huntington Disciplined Equity Fund’s average daily net assets.	July 5, 2011

Huntington Dividend Capture Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington International Equity Fund

Annual rate of one percent (1.00%) of the Huntington International Equity Fund’s average daily net assets, on assets up to $500M.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington International Equity Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington International Equity Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Mid Corp America Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Mid Corp America Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington New Economy Fund

Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund’s average daily net assets, on assets up to $500M.

Annual rate of eighty one hundredths of one percent (0.80%) of the Huntington New Economy Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington New Economy Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Real Strategies Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Real Strategies Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Real Strategies Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Real Strategies Fund’s average daily net assets, on assets in excess of $1B.

April 30, 2007

Huntington Rotating Markets Fund

Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Fund’s average daily net assets, on assets up to $500M.

Annual rate of forty-five one hundredths of one percent (0.45%) of the Huntington Rotating Markets Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of forty one hundredths of one percent (0.40%) of the Huntington Rotating Markets Fund’s average daily net assets on assets in excess of $1B.

June 23, 2006

Huntington Situs Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Situs Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Situs Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Situs Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Macro 100 Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Macro 100 Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Macro 100 Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Macro 100 Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Technical Opportunities Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets in excess of $1B.

May 1, 2008

Huntington Balanced Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Balanced Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Conservative Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Conservative Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Growth Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Growth Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Global Select Markets Fund

Annual rate of one percent (1.00%) of the Huntington Global Select Markets Fund average daily net assets.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets in excess of $1B.

December 28, 2009

Huntington World Income Fund	Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington World Income Fund’s average daily net assets.	May 1, 2011

This Schedule A, amended as of July 5, 2011, is hereby incorporated and made part of the Investment Advisory Agreement dated June 23, 2006, between the Trust and Huntington Asset Advisors, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.